EXHIBIT 10.1

                             STOCK OPTION AGREEMENT

         This STOCK OPTION AGREEMENT, dated as of October 2, 1998 and effective as of the 14th day of June, 1998 (the "Agreement"), amending that certain Stock Option Agreement, dated as of the 15th day of June, 1993 by and between Oak Tree Medical Systems, Inc., a Delaware corporation (the "Company"), and HENRY DUBBIN (the "Optionee").

         WHEREAS, Optionee was granted options to purchase shares of the Company pursuant to that certain Employment Agreement dated as of the 15th day of June 1993 (the "Employment Agreement") and the terms of such grant was hereto previously amended by a Board resolution;

         WHEREAS, the Company amended, effective as of the date hereof, the Employment Agreement, to extend the duration of the employment relationship with the Company until June 14, 2002 and extend the duration of the option to purchase common stock of the Company pursuant to the terms and conditions set forth herein;

         WHEREAS, the parties desire to document the terms of the options in this Stock Option Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties intending to be legally bound hereby agree as follows:

1.       GRANT OF OPTIONS.

         1.1 The Company hereby grants to the Optionee options (the "Options") to purchase 250,000 shares of common stock, par value $0.01 per share, of the Company ("Common Stock") at an exercise price (the "Exercise Price") of $2.00 per share. The number and kind of shares issuable upon exercise of the Options and the Exercise Price shall be adjusted upon the occurrence of the events and in the manner provided in Article 3 of this Agreement.

         1.2 The Options are vested and immediately exercisable.

         1.3 To the extent not theretofore exercised, the Options shall terminate and expire at 5:00 p.m., New York time, December 31, 2002.

         1.4 The Company shall promptly file with the Securities and Exchange Commission a registration statement on Form S-8 registering the shares of Common Stock issuable upon the exercise of the Options by the Optionee and shall keep such registration statement effective for as long as any of the Options are outstanding.

2.       METHOD OF EXERCISE.

         The Options or any part thereof may be exercised only by the giving of written notice to the Company on such form and in such manner as the Board shall prescribe. Such written notice of exercise shall be accompanied by payment of the full purchase price of the number of shares being purchased. Such payment may be made by cash, certified check or check acceptable to the Company. The date of exercise (the "Exercise Date") of the Options shall be the date on which written notice of exercise is received by the Company, during normal business hours, at its address as provided in Article 5 of this Agreement. On the Exercise Date, the Optionee shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such shares shall not then have been actually delivered to the Optionee. As soon as practicable after the Exercise Date, the Company shall issue and deliver to the Optionee a certificate or certificates for the number of shares issuable upon such exercise, registered in the name of the Optionee.

3.       ADJUSTMENT OF SHARES.

         (a) If at any time while unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

                  (i) appropriate adjustment shall be made in the maximum number of Shares available for grant under the Plan, or available for grant to any person under the Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

                  (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

         (b) Unless otherwise provided in any Option, the Committee or the Board may change the terms of Options outstanding under this Agreement, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's or Board's sole discretion, such adjustments become appropriate so as to preserve but not increase benefits under this Agreement.

         (c) In the event of a proposed sale of all or substantially all of the Company's assets or any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive, where the securities of the successor corporation, or its parent company, are issued to the Company's shareholders, then the successor corporation or a parent of the successor corporation may, with the consent of the Committee or the Board, assume each outstanding Option or substitute an equivalent option or right. If the successor corporation, or its parent, does not cause such an assumption or substitution to occur, or the Committee or the Board does not consent to such an assumption or substitution, then each Option shall terminate upon the consummation of sale, merger, consolidation or other corporate transaction.

         (d) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made to, the number of or exercise price for Shares then subject to outstanding Options granted under this Agreement.

         (e) Without limiting the generality of the foregoing, the existence of outstanding Options granted under this Agreement shall not affect in any manner the right or power of the Company to make, authorize or consummate (I) any or all adjust ments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

4.       NOTICES.

         Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given and received when delivered personally or three (3) days after mailing, if mailed by registered or certified mail, return receipt requested; as to the Optionee, at the address set forth beneath his signature hereof, or at such other address as the Optionee may hereafter designate to the Company by notice as provided herein, and as to the Company, addressed to the Chief Executive Officer of the Company at Oak Tree Medical Systems, Inc., 163-03 Horace Harding Expressway, Flushing, New York 11365 or at such other address as the Company may hereafter designate to the Optionee by notice as herein provided.

5.       MISCELLANEOUS.

         5.1 AUTHORITY. This Agreement has been duly authorized on behalf of the Company by the Board. The Optionee represents that he is free to enter into this Agreement and that his entering into this Agreement does not violate any obligation that he has to any other person or legal entity.

         5.2 SEVERABILITY. In the event that any provision of this Agreement would be held to be invalid or unenforceable for any reason unless narrowed by construction, this Agreement shall be construed as if such invalid or unenforceable provision had been more narrowly drawn so as not to be invalid or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement.

         5.3 ENTIRE AGREEMENT. This Agreement set forth the entire understanding of the Company and the Optionee with respect to the subject matter hereof and cannot be amended or modified except by a writing signed by both parties.

         5.4 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, heirs and personal representatives.

         5.5 GOVERNING LAW. This Agreement shall be interpreted, construed and administered in accordance with the laws of the State of Florida without regard to choice of law provisions.

         5.6 ARBITRATION. With respect to any suit, action or proceeding initiated by a party to this Agreement arising out of, under or in connection with this Agreement, the parties hereto each hereby submits to the exclusive, final and binding arbitration of the American Arbitration Association of New York, New York or Miami, Florida in accordance with their Commercial Arbitration Rules. Whether such arbitration shall be maintained in New York or Florida shall be the choice of the party instituting the arbitration proceeding. Judgment upon the award rendered by the arbitrator may be entered in any court of record of competent jurisdiction in any country, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the law of such jurisdiction may require or allow. In the event the Optionee is successful in pursuing any claim arising out of this Agreement, the Company shall pay all of the Optionee's attorneys' fees and costs, including the compensation and expense of the Arbitrator. In all other cases, the expenses of arbitration will be borne among the parties as determined by the arbitrator.

         5.7 COUNTERPARTS. This Agreement may be executed in counterparts which, taken together, shall constitute a single original document.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

                                         OAK TREE MEDICAL SYSTEMS, INC.

                                         By:    /s/ SIMON BOLTUCH
                                            ------------------------------------
                                         Simon Boltuch, Chief Financial Officer

                                         OPTIONEE:

                                         /s/ HENRY DUBBIN
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                                         HENRY DUBBIN